UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2026

Uniti Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42779	85-2262564
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Riverfront Drive, Suite A Little Rock, Arkansas	72202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (501) 850-0820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UNIT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On June 5, 2026, Uniti Group Inc. (“Uniti” or the “Company”) issued a press release to announce the pricing of $1,140.71 million aggregate principal amount of secured fiber network revenue term notes (the “Notes”) by its subsidiary, Kinetic ABS Issuer LLC (the “Issuer”), consisting of $805,210,000 5.834% Series 2026-2, Class A-2 term notes, $134,200,000 6.224% Series 2026-2, Class B term notes and $201,300,000 7.536% Series 2026-2, Class C term notes, each with an anticipated repayment date in June 2033 (collectively, the “Notes”). Collectively, the Notes have a weighted average coupon rate of approximately 6.180%. The Notes are expected to be secured by certain residential fiber network assets and related customer agreements in the States of Texas, Arkansas, Kentucky, Ohio, Georgia, Iowa, Alabama, Florida, North Carolina and Oklahoma. The Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act or any applicable state securities laws. The offering of the Notes is expected to close on July 15, 2026.

In connection with the closing of the offering of the Notes, the Issuer expects to (i) increase the maximum commitment under its existing liquidity funding note facility to reflect the increase in the transaction’s liquidity reserve requirements that would result from the issuance of the Notes and (ii) extend the maturity of the existing liquidity note facility to align with the final maturity date of the Notes.

The Notes were offered only to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act and outside the United States in compliance with Regulation S under the Securities Act. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions with respect to the future and management’s current expectations, involve certain risks and uncertainties, and are not guarantees. These forward-looking statements include, but are not limited to, statements regarding the offering of the Notes and use of proceeds therefrom. The words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” “predicts” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on the forward-looking statements. Future results may differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that the Company makes. These forward-looking statements involve risks and uncertainties, known and unknown, that could cause events and results to differ materially from those in the forward-looking statements, including, without limitation: the levels of demand for our residential fiber network services within the markets related to the Notes, general market conditions within such markets, our ability to maintain and grow our residential fiber network services within these markets, unanticipated difficulties or expenditures relating to the merger of Uniti and Windstream; competition and overbuilding in consumer service areas and general competition in business markets; risks related to Uniti’s indebtedness, which could reduce funds available for business purposes and operational flexibility; rapid changes in technology, which could affect its ability to compete; risks relating to information technology system failures, network disruptions, and failure to protect, loss of, or unauthorized access to, or release of, data; risks related to various forms of regulation from the Federal Communications Commission, state regulatory commissions and other government entities and effects of unfavorable legal proceedings, government investigations, and complex and changing laws; risks inherent in the communications industry and associated with general economic conditions; and additional risks set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Uniti’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings with the U.S. Securities and Exchange Commission. The discussion of such risks is not an indication that any such risks have occurred at the time of this filing. The Company does not assume any obligation to update any forward-looking statements. Uniti expressly disclaims any obligation to release publicly any updates or revisions to any of the forward-looking statements set forth in this press release to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press release issued June 5, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

UNITI GROUP INC.

By:	/s/ Daniel L. Heard
Name: Daniel L. Heard
Title: Senior Executive Vice President - General Counsel and Secretary

Dated: June 5, 2026